Date:	September 6, 2005 NEWS RELEASE

	For Release:	IMMEDIATELY

Hubbell Incorporated 584 Derby-Milford Road

P. O. Box 549

Orange, CT 06477

203-799-4100

Contact: Thomas R. Conlin

HUBBELL NAMES DAVID G. NORD
AS CHIEF FINANCIAL OFFICER

ORANGE, CT. (September 6, 2005) – Hubbell Incorporated (NYSE: HUBA, HUBB) today announced that David G. Nord will join the Company on September 16, 2005, as Senior Vice President and Chief Financial Officer. Mr. Nord, 47, will report to Timothy H. Powers, Chairman, President and Chief Executive Officer, and will be responsible for leading Hubbell’s financial functions including treasury, taxes, accounting, business development, real estate, and financial reporting and controls.

Mr. Nord will join Hubbell from Hamilton Sundstrand Corporation, a United Technologies company, where he served as Chief Financial Officer after progressing through financial positions of increasing responsibility. Prior to that, he held financial positions with the Pittston Company and Deloitte & Touche LLP.

“Dave brings a breadth of knowledge and accomplishment to our Company,” said Tim Powers, “his strong accounting background and industry related experience make him a perfect fit for this essential leadership role.”

Mr. Nord holds a B.S. in Accounting from The University of Hartford and a Certified Public Accounting (CPA) accreditation. He will be based at Hubbell’s corporate headquarters in Orange, CT.

Gregory Covino, who had been serving as Interim Chief Financial Officer, will resume his position as Corporate Controller and will report to Mr. Nord.

Hubbell Incorporated is an international manufacturer of quality electrical and electronic products for commercial, industrial, residential, utility, and telecommunications markets. With 2004 revenues of $2.0 billion, Hubbell Incorporated operates manufacturing facilities in North America, Puerto Rico, Mexico, Brazil, Italy, Switzerland, and the United Kingdom, participates in a joint venture in Taiwan, and maintains sales offices in Singapore, Hong Kong, South Korea, People’s Republic of China, and the Middle East.

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